TRANSAMERICA SERIES TRUST

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

AEGON USA INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of December 15, 2014 (the “Amendment”) to the Sub-Advisory Agreement dated as of March 22, 2011, as amended, (the “Agreement’’) between Transamerica Asset Management, Inc. (“TAM”) and Aegon USA Investment Management, LLC (the “Sub-Adviser’’). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Sub-Adviser and TAM have theretofore entered into the Agreement governing the terms and conditions regarding the management of certain investment assets as identified therein;

WHEREAS, the Sub-Adviser and TAM desire to amend the Agreement;

NOW, THEREFORE, in consideration of the above premises, and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.	The following Section 18 is hereby added to the Agreement:

18. CFTC Required Disclosure.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMODITY FUTURES TRADING COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT. CLIENT HEREBY CONFIRMS IT IS A QUALIFIED ELIGIBLE PERSON UNDER CFTC RULE 4.7 AND CLIENT CONSENTS TO CLIENT’S ACCOUNT BEING AN EXEMPT ACCOUNT UNDER CFTC RULE 4.7.

2.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in one or more counterparts, all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the day and year first written above.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:
Name:	Christopher A. Staples
Title:	Senior Vice President and Chief Investment Officer, Advisory Services

AEGON USA INVESTMENT MANAGEMENT, LLC

By:
Name:	Stephanie M. Phelps
Title:	Senior Vice President and Chief Financial Officer